 EXHIBIT 23.1



                   CONSENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp


         The undersigned, Schwartz Levitsky Feldman, llp, hereby consents to the use of our name and use of our auditor's report dated March 30, 2000 except for note 20 for which the date is June 6, 2001 for Thinkpath Inc. formerly known as IT Staffing Ltd. (the "Company") as filed with the Company's Registration Statement on Form SB-2, and any amendments thereto, being filed by the Company.




June 14, 2001                      /s/ Schwartz Levitsky Feldman, llp
                                   ------------------------------------
                                   Schwartz Levitsky Feldman, llp
                                   Chartered Accountants